Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Announces New Business Unit Alignment

and Business CEO Transitions

Scottsdale, Ariz. — June 4, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today announced that in order to further focus and advance its two growth initiatives — Magellan Complete Care and Magellan Rx Management — the company will be organized into two primary business units going forward — Magellan Healthcare and Magellan Rx Management. Effective July 1, NIA Magellan will be integrated into Magellan Healthcare to allow the combined business unit to focus more broadly on integrated care management for special populations, as well as specialty areas of healthcare.

“Bringing NIA Magellan and Magellan Healthcare together will better enable us to offer bundled healthcare management products and services, and provide additional value to customers and members through enhanced analytics and differentiated clinical models of care,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Our focus on our customers’ unique needs will drive the most beneficial and customized solutions across our Healthcare business.”

Sam Srivastava, CEO of Magellan Healthcare, will lead NIA Magellan’s integration and the subsequent combined business unit. Tina Blasi, CEO of NIA Magellan, will remain at Magellan until the end of June to provide strategic support on the transition and integration of NIA Magellan into Magellan Healthcare.

“Under Tina’s leadership, NIA Magellan has grown significantly, evolving from a radiology management business to the broad specialty solutions manager it is today — addressing cutting-edge and high-cost areas of healthcare in order to improve quality of care and affordability,” said Smith. “We are incredibly grateful for Tina’s strong leadership over the past several years. She has been a driving force in both Magellan’s and NIA’s overall strategy, and we greatly appreciate all of her contributions.”

Magellan also announced that Bob Field, CEO of Magellan Rx Management, has decided to retire at the end of 2015, and named Mostafa Kamal, current general manager and senior vice president of Magellan Rx Management’s specialty division, as the new CEO, effective July 1. Field will work with Kamal to ensure a seamless transition for employees and customers.

“Since the acquisition of Partners Rx at the end of 2013, Bob has been clear about his plans to retire in the near future. As such, we have been thoughtfully planning for his succession for some time. Bob has been instrumental in driving our pharmacy strategy and growth. Today, our pharmacy business is more competitive, integrated and better able to serve its customers as a result of Bob’s leadership,” said Smith.

“In addition, Bob’s vision for Magellan Rx Management has helped us create a full-service PBM with a focus on outstanding customer service.”

Prior to being named CEO of Magellan Rx Management, Kamal was senior vice president and general manager of Magellan Rx Management’s specialty pharmacy business, as well as chief underwriting officer. From 2011 to 2014, Kamal was vice president of pricing, underwriting and analytics. Before joining Magellan, Kamal was director of strategy and analytics at Medco Health Solutions, Inc. As CEO, Kamal brings with him a deep understanding of strategy, corporate risk, pricing, sales and account management and operations.

“We are fortunate to have broad talent and bench strength across our businesses and are pleased that Sam Srivastava and Mostafa Kamal will be leading these businesses into the future,” Smith added.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third-party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

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